Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

THE WALT DISNEY COMPANY

(hereinafter called the “Corporation”)1

ARTICLE I
OFFICES
Section 1.Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, Delaware.
Section 2.Principal Place of Business. The principal place of business of the Corporation is hereby fixed and located at 500 South Buena Vista Street, Burbank, California 91521.
Section 3.Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors (and in the case of a special meeting, by the Board of Directors or the person calling the special meeting as authorized by Section 3 of this Article II) and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as is properly brought before the meeting in accordance with these Bylaws.
Section 3.Special Meetings.
(a)General.
A special meeting of stockholders of the Corporation may be called only by (i) the Board of Directors, (ii) the Chairman of the Board of Directors, or (iii) the Chief Executive Officer, and, subject to the provisions of Section 3(b) of this Article II and all other applicable sections of the Bylaws, shall be called by the Secretary of the Corporation at the written request in proper form of one or more stockholders (a “Stockholder Requested Special Meeting”) who have continuously held as stockholders of record “Net Long Shares” (as defined below) representing in the aggregate at least twenty-five percent (25%) (the “Requisite Percentage”) of the outstanding shares of the Corporation’s common stock (“Common Stock”) for at least one year prior to the date such request is delivered to the Secretary (the “Request Date”). Written notice of a special meeting stating the place, date and start time of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, and only such business as is stated in such notice shall be acted upon thereat.

1 As amended and restated effective as of November 30, 2023.

(b)Stockholder Requested Special Meetings.
(1)For purposes of determining whether stockholders have held the Requisite Percentage of the outstanding shares of Common Stock for at least one year prior to the Request Date, “Net Long Shares” shall mean those shares of Common Stock as to which the stockholder in question possesses (x) the sole power to vote or direct the voting, (y) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (z) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (x), (y) and (z) shall not include any shares (1) sold by such stockholder in any transaction that has not been settled or closed, (2) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (3) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of Common Stock or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder. Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination.
(2)A request for a Stockholder Requested Special Meeting must be signed by the holders of the Requisite Percentage (or their duly authorized agents) and be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested or by a nationally recognized private overnight courier service, return receipt requested.
To be in proper form and valid, a request for a Stockholder Requested Special Meeting shall (A) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (B) bear the date of signature of each stockholder (or duly authorized agent) signing the request, (C) set forth (w) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the request is signed), (x) the number of Net Long Shares held by such stockholder, (y) include documentary evidence that the stockholders held the Requisite Percentage as of the Request Date and for a minimum of one full year prior to the Request Date, provided that if any of the stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten (10) days after the Request Date) that the beneficial owners on whose behalf the request is made held, together with any requesting stockholders who are beneficial owners, the Requisite Percentage as of the Request Date and for a minimum of one full year prior to the Request Date and (z) a certification from the stockholder submitting the request that the stockholders signing the request in the aggregate satisfy the Requisite Percentage, (D) describe any material interest of each such stockholder in the specific purpose or purposes of the meeting, (E) contain any other information that would be required to be provided by a stockholder seeking to nominate directors or bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 10 of these Bylaws, (F) include an acknowledgment by each stockholder and any duly authorized agent that any reduction in Net Long Shares owned by such stockholder as of the date of delivery of the special meeting request and prior to the record date for the proposed meeting requested by such stockholder shall constitute a revocation of such request to the extent of such reduction, and (G) include an agreement by each stockholder and any duly authorized agent to notify the Corporation promptly in the event of any decrease in Net Long Shares held by such stockholder following the delivery of the request and prior to the Stockholder Requested Special Meeting. In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation.
The Corporation will provide the requesting stockholders with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. Each requesting stockholder is required to update the notice delivered pursuant to this Section 3(b) not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (C)(y) of the previous paragraph, also as of a date not more than five (5) business days before the scheduled date of the Stockholder Requested Special Meeting as to which the request relates.

Any requesting stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following such revocation (including any revocation resulting from a disposition of shares) at any time before the date of the Stockholder Requested Special Meeting, the remaining unrevoked requests are from stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.
(3)Notwithstanding the foregoing, a special meeting request shall not be valid, and the Secretary shall not be required to call the Stockholder Requested Special Meeting if (A) the request for such special meeting does not comply with this Section 3(b), (B) the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer has called or calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which a valid request has been delivered to the Secretary (the “Delivery Date”) and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) an identical or substantially similar item of business (a “Similar Item”) specified in the stockholder’s request, (C) the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) if two or more special meetings have been called at the request of stockholders and convened within the 12-month period ending on the Delivery Date, (E) the request contains a Similar Item to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (E) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (F) the request relates to an item of business that is not a proper subject for action by the stockholders of the Corporation under applicable law or (G) the request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 3(b) have been satisfied and such determination shall be binding on the Corporation and its stockholders.
(4)If a valid special meeting request has been made, the Stockholder Requested Special Meeting shall be held at such date, time and place as the Board of Directors shall fix; provided, however, that the date of any such special meeting shall be not more than 90 days after the Special Meeting Request is delivered to the Secretary.
(5)Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in a valid special meeting request for such meeting; provided, however, that nothing herein shall prohibit the Corporation from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.
(6)If none of the stockholders who submitted the request for a Stockholder Requested Special Meeting appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the special meeting request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
Section 4.Quorum. Except as may be otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a minority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another time or place (including due to a technical failure to convene or continue the meeting by remote communication), notice need not be given of the adjourned meeting if the date, time and place thereof (and, to the extent applicable, the means of remote communication for the meeting) are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting or set forth in the notice of the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5.Voting; Proxies. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast shall be sufficient to elect, and (ii) any other question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority in voting power of the stock represented and entitled to vote thereon. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, any votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. To the extent any stockholder uses its own proxy card in connection with directly or indirectly soliciting proxies from other stockholders, such proxy card must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 6.Organization.
(a)All meetings of the stockholders shall be presided over by the Chairman of the Board of Directors or by such other person as is designated by the Board of Directors or the Chairman of the Board of Directors. The Secretary of the Corporation or any Assistant Secretary or other person designated by the presiding person shall act as secretary of the meeting.
(b)The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate, including by delegation of authority to prescribe such rules and regulations to the officers of the Corporation. Except to the extent inconsistent with such rules and regulations, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting or such persons designated by the Board of Directors, may include, without limitation, the following (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 7.List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days ending on the day before the meeting date at the principal place of business of the Corporation.
Section 8.Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 9.Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall:
(a)ascertain the number of shares outstanding and the voting power of each,
(b)determine the shares represented at the meeting and the validity of proxies and ballots,
(c)count all votes and ballots,
(d)determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors, and
(e)certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.
The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall act in accordance with applicable law.
Section 10.Notice of Stockholder Business and Nominations.
(a)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10, or (d) with respect to nominations, by any Eligible Stockholder (as defined in Article II, Section 11 of these Bylaws) whose Stockholder Nominee (as defined in Article II, Section 11 of these Bylaws) is included in the Corporation’s proxy materials for the relevant annual meeting.
(2)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not later than the close of business on the ninetieth day prior to such annual meeting or if later the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in any proxy statement for the applicable meeting as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and a representation that the stockholder will notify the Secretary of the Corporation in writing within five business days after the record date for the meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of such record date, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination, (iv) (A) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or any other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether a Schedule 13D is required) and a representation that the stockholder will notify the Secretary of the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date, (B) a description of any agreement, arrangement or understanding (whether or not in writing) (including without limitation any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss to, or manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of the Corporation’s capital stock, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date and (C) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of capital stock of the Corporation, including the number of shares that are subject to such agreement, arrangement or understanding, and a representation that the stockholder will notify the Secretary of the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date, (v) completed and signed questionnaires required of the Corporation’s directors from each person whom the stockholder proposes to nominate for election as a director (which questionnaires shall be provided to the person the stockholder proposes to nominate within five business days of receipt of a request) and (vi) (A) in the case of a nomination of one or more persons for election to the Board of Directors, a representation that the stockholder or the beneficial owner, if any, will or is part of a group that will (1) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (2) include a statement to that effect in its proxy statement and/or its form of proxy, (3) otherwise comply with Rule 14a-19 under the Exchange Act and (4) provide the Secretary of the Corporation not less than five business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and/or beneficial owner, if any, complied with such representations and (B) in the case of a proposal not involving the nomination of directors, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal. The Corporation may require any stockholder giving a notice of nomination or bringing any item of business before an annual meeting, any beneficial owner on whose behalf a nomination is made or any item of business is brought before an annual meeting and any proposed nominee to furnish such other information as it may reasonably require with respect to any nomination or other item of business brought before an annual meeting or to determine the eligibility, suitability or qualifications of such proposed nominee to serve as a director of the Corporation, including such additional information as necessary to permit the Board of Directors to determine if such proposed nominee is independent, including for purposes of serving on any committee of the Board of Directors, under the listing standards of each U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.

Such other information shall be delivered to the Secretary of the Corporation within five business days after the request by the Corporation for such information has been delivered to such person.
(3)Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(b)Special Meetings of Stockholders.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph(a)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)General.
(1)Only such persons who are nominated in accordance with the procedures set forth in this Section 10 (in the case of an annual or special meeting) or in Article II, Section 11 of these Bylaws (in the case of an annual meeting only) shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chairman of the meeting (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof) shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(c)(vi) of this Section 10) and, if applicable, Section 3(b) and (b) if any proposed nomination or business was not so made or proposed in compliance with this Section 10 and, if applicable, Section 3(b) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted and no vote shall be taken with respect to such nomination or proposed business, in each case notwithstanding that proxies with respect to such nomination or proposed business may have been received by the Corporation.
(2)For purposes of this Section 10 and Section 11 of this Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 11.Proxy Access.
(a)Subject to the provisions of this Section 11, the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 11 (each a “Stockholder Nominee”) provided (i) timely written notice of such Stockholder Nominee satisfying this Section 11 (“Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 11 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 11, and (iii) the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 11 and the director qualifications requirements set forth in the Corporation’s Corporate Governance Guidelines and any other document setting forth qualifications for directors.
(b)To be timely, an Eligible Stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, not later than the close of business on the one hundred twentieth day nor earlier than the close of business on the one hundred fiftieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not later than the close of business on the one hundred twentieth day prior to such annual meeting or if later the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Eligible Stockholder’s notice.
(c)In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Statement (defined below) (collectively, the “Required Information”). Nothing in this Section 11 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.
(d)The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 11 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of stockholders shall not exceed the greater of (x) two or (y) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 11 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that (i) the Permitted Number shall be reduced by the number of director candidates for which the Corporation shall have received one or more valid Notices that a stockholder intends to nominate director candidates at such annual meeting of stockholders pursuant to paragraph (a)(2) of Section 10 of this Article II, (ii) any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Stockholder Nominee for any of the two preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number, and (iii) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination

Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(e)An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the total voting power of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice is delivered to or received by the Corporation in accordance with this Section 11 and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 11, the voting power represented by the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years, and (iii) a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this paragraph (e) must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this paragraph (e). With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 11.
(f)For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and recalls such loaned shares not more than five business days after being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy statement, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 11, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(g)An Eligible Stockholder must provide with its Notice the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (ii) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 11; (iii) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder): (A) intends to continue to own the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (D) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (E) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Stockholder Nominee to be named in any proxy statement for the applicable meeting as a nominee and to serve as a director if elected; (v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (vi) any other information that would be required to be provided by a stockholder seeking to nominate directors pursuant to paragraph (a)(2) of Section 10 of this Article II (other than the representation set forth in clause (a)(2)(c)(vi)(A) of Section 10 of this Article II); (vii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (B) in a form satisfactory to the Corporation, indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 11, (C) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.
(h)The Eligible Stockholder may include with its Notice, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words in support of each Stockholder Nominee, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article II, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.
(i)Each Stockholder Nominee must (i) provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, that (A) the Stockholder Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, the Corporation’s Code of Business Conduct and Ethics for Directors and any other Corporation policies and guidelines applicable to directors, including with regard to securities trading, (B) the Stockholder Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (C) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director and/or service as a director that has not been disclosed to the Corporation; (ii) complete, sign and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and (iii) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 11 and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (A) such Stockholder Nominee is independent under the committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, the listing standards of each U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”), (B) such Stockholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and (C) such Stockholder Nominee is not and has not been subject to (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.
(j)In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 11.
(k)The Corporation shall not be required to include, pursuant to this Section 11, a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 11, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (ii) who is not independent under the Independence Standards, (iii) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s certificate of incorporation, the Corporation’s Corporate Governance Guidelines, the Corporation’s Code of Business Conduct and Ethics for Directors or other document setting forth qualifications for directors, the listing standards of any exchange upon which the Corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (iv) if the Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment, (v) if the Stockholder Nominee is or becomes a party to any undisclosed Compensation Agreement, (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) whose then current or within the preceding ten years’ business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to Delaware law, including but not limited to the duty of loyalty and duty of care, (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (x) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 11.
(l)Notwithstanding anything to the contrary set forth herein, if (i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 11, as determined by the Board of Directors or the person presiding at the meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 11, (x) the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.
(m)Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Stockholder Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.
(n)The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 11 and to make any and all determinations necessary or advisable to apply this Section 11 to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder, (ii) whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 11, (iii) whether a notice complies with the requirements of this Section 11, (iv) whether a person satisfies the qualifications and requirements to be a Stockholder Nominee, (v) whether inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards, and (vi) whether any and all requirements of this Section 11 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.
ARTICLE III
DIRECTORS
Section 1.Number and Election of Directors.
(a)Subject to the rights, if any, of the holders of preferred stock of the Corporation to elect directors of the Corporation, the Board of Directors shall consist of not less than nine nor more than 21 members with the exact number of directors to be determined from time to time solely by resolution duly adopted by the Board of Directors. Except as provided in Section 3 of this Article, directors shall be elected by a “majority of votes cast” (as defined herein) at the Annual Meeting of stockholders to hold office as provided by Article FIFTH of the Certificate of Incorporation, unless the election is contested, in which case directors shall be elected by a plurality of votes cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. For the purposes of this Section, a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.
(b)If a Director in an uncontested election does not receive a majority of votes cast for his or her election, the director shall, within ten business days of certification of election results, submit to the Board a letter of resignation for consideration by the Governance and Nominating Committee. The Governance and Nominating

Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.
Section 2.Resignation of Directors. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.
Section 3.Vacancies. Any vacancy on the Board of Directors, howsoever resulting may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term as specified in Article FIFTH of the Certificate of Incorporation.
Section 4.Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 5.Chairman of the Board. The Board of Directors shall annually elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chairman shall perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.
Section 6.Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by a majority of the Board of Directors. Notice thereof, stating the place, date and start time of the meeting, shall be given to each director either by mail not less than four days before the date of the meeting, or personally or by telephone, telegram, telex or similar means of communication on 12 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 7.Quorum; Action of Board of Directors. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 8.Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 9.Meetings by Means of Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board of Directors. Each committee shall keep regular minutes and report to the Board of Directors when required.
Section 11.Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.
ARTICLE IV

OFFICERS
Section 1.General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its sole discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.
Section 2.Election. The Board of Directors at its first meeting held after each Annual Meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time solely by the Board of Directors, which determination may be by resolution of the Board of Directors or in any bylaw provision duly adopted or approved by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation may be filled only by the Board of Directors.
Section 3.Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the provisions of these Bylaws and the control of the Board of Directors, have general and active management, direction and supervision over the business of the Corporation and over its officers. He shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the Board of Directors. The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his powers to any other officer or employee.
Section 4.President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to him by the Board of Directors or the Chief Executive Officer or are incident to the office of President.
Section 5.Executive Vice Presidents. The Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or are incident to the office of Executive Vice President.

Section 6.Senior Vice Presidents. The Senior Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or are incident to the office of Senior Vice President.
Section 7.Vice Presidents. The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or are incident to the office of Vice President.
Section 8.Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of stockholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office of the Corporation.
The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, for holders of certificated shares, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Section 9.Treasurer. The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them.
The Treasurer shall deposit all moneys and valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Section 10.Other Officers. Such other officers or assistant officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
Section 11.Execution of Contracts and Other Documents. Each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances, or any other document or instrument which is authorized by the Board of Directors or is required to be executed in the ordinary course of business, except in cases where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation.

ARTICLE V
STOCK
Section 1.Stock Certificates.
(a)From and after October 16, 2013, all shares of any or all of the Corporation’s classes or series of stock shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the United States Securities and Exchange Act. Any certificates for shares of the Corporation that were issued prior to October 16, 2013 shall continue to be certificated securities of the Corporation until the certificates therefor have been surrendered to the Corporation.
(b)Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2.Signatures.
(a)Any share represented by certificates shall be signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or any Executive Vice President, Senior Vice President or Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.
(b)Where a certificate is countersigned by (i) a transfer agent or (ii) a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 3.Lost Certificates. The Board of Directors may direct new uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of new uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4.Transfers. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof and upon receipt of proper transfer instructions from the registered owner of such shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock or, in the case of certificated shares, only on surrender of any certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power.
Section 5.Record Date.
(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)Notwithstanding Section 5(a) of Article V of these Bylaws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 5(b). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board of Directors may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board of Directors fails within 10 days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 5(c) below unless prior action by the Board of Directors is required under the General Corporation Law of the State of Delaware, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 5(c) of Article V of the Bylaws as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 5(c), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary of the Corporation under this Section 5(c). If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 5(c), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
Section 6.Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.Certain Security Repurchases. The Corporation shall not acquire any of its voting equity securities at a price exceeding the greater of the then-current market price of such securities or the average market price of such securities for the preceding thirty trading days from any person or group who or that is the beneficial owner of more than 2% of the Corporation’s voting securities, unless the acquisition of such securities is (a) effected pursuant to the same offer and on terms extended to all holders of securities of such class and to all holders of any other class from or into which such securities may be converted, or (b) approved by a vote of a majority of the shares cast, excluding those owned by the beneficial owner whose shares are being acquired by the Corporation. This provision shall not restrict the Corporation from acquiring shares in other circumstances, including: (i) reacquiring shares in the open market or in block trades pursuant to a stock repurchase program approved by the Board of Directors, in each case in accordance with the requirements of Securities and Exchange Commission Rule 10b-18 or any successor rule, or (ii) reacquiring shares pursuant to the terms of a stock option plan that has been approved by a vote of a majority of the shares of common stock.
Section 8.Stockholder Rights Plans.
(a)Notwithstanding anything in these Bylaws to the contrary, the adoption of a stockholder rights plan, rights agreement or any other form of distribution to stockholders which is designed to or has the effect of making an acquisition of large holdings of the Corporation’s shares of common stock more difficult or expensive (“Stockholder Rights Plan”) shall require the affirmative vote of a majority of the members of the Board of Directors including a majority of members who have been determined by the Board of Directors to be independent pursuant to the requirements of any policy of the Corporation and any applicable regulatory listing requirement (“Independent Members”).
(b)Any Stockholder Rights Plan adopted after the effective date of this Section shall expire no later than one year following the date of its adoption or the most recent extension pursuant to clause (2) below unless (1) a majority of the Board including a majority of the Independent Members determines to extend the term of the Stockholder Rights Plan or any rights or options provided thereunder, in which case the Stockholder Rights Plan will remain in effect until the completion of the next Annual Meeting of Stockholders or (2) the Board unanimously determines that it is in the best interest of stockholders to extend the term of the Stockholder Rights Plan or any rights or options provided thereunder notwithstanding any absence of stockholder ratification.
(c)Paragraphs (a) and (b) of this Section shall not apply to any Stockholder Rights Plan ratified by the stockholders.
(d)Any decision by the Board of Directors to repeal or amend this Section shall require the affirmative vote of a majority of the Board including a majority of the Independent Members of the Board of Directors.
ARTICLE VI
NOTICES
Section 1.Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or facsimile or (to the extent permitted by law) other electronic transmission followed, if required by law, by deposit in the United States mail, with postage prepaid.
Section 2.Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
GENERAL PROVISIONS
Section 1.Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 2.Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 3.Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer or the President or any other officer or officers authorized by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President, and any such officer may, in the name of and on behalf of the Corporation, vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation and take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (as each may be amended from time to time), (d) any action or proceeding as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Bylaw.
ARTICLE VIII
INDEMNIFICATION
Section 1.General. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

Section 2.Further Assurance. In furtherance and not in limitation of the powers conferred by statute:
(a)the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
ARTICLE IX
AMENDMENTS
Section 1.General. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by the Board of Directors.
ARTICLE X
EMERGENCY PROVISIONS
Section 1.General. The provisions of this Article X shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the Corporation to conduct its business without recourse to the provisions of this Article X. Said provisions in such event shall override all other Bylaws of the Corporation in conflict with any provisions of this Article X, and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article X.
Section 2.Unavailable Directors. All directors of the Corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.
Section 3.Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article X, or the minimum number required by law, whichever number is greater.
Section 4.Quorum. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in Section 3 of this Article X, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a Corporation to specify.
Section 5.Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article X is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board of Directors could by law delegate including all powers and authorities which the Board of Directors could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.
Section 6.Constitution of Emergency Committee. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 of this Article X, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the Corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the Corporation available, the emergency committee shall consist of three persons designated in writing by the stockholder owning the largest number of shares of record as of the date of the last record date.
Section 7.Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article X.
Section 8.Directors Becoming Available. Any person who has ceased to be a director pursuant to the provisions of Section 2 of this Article X and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.
Section 9.Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.
Section 10.Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 of this Article X become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.